Exhibit 10.28

FORBEARANCE & STOCK PURCHASE AGREEMENT

THIS FORBEARANCE & STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 16, 1999, by and among AVIAN FARMS, INC., a Delaware corporation with a principal place of business at 295 Kennedy Memorial Drive, Waterville, Maine 04903 (“Seller”), A.C.T. Group Inc., a Delaware corporation with a principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (“Buyer”), ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation with a principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (“ACT”), and CIMA BIOTECHNOLOGY, INC., a Delaware corporation with a principal place of business at 495 Animal Science/Veterinary Building, 1988 Fitch Ave, University of Minnesota, 55108 (“CIMA,” and together with ACT, collectively referred to herein as the “Companies”).

W I T N E S S E T H  T H A T:

WHEREAS, Seller is the owner and holder of record of (i) all of the issued and outstanding capital stock of ACT, and (ii) ninety-five (95%) percent of the issued and outstanding capital stock of CIMA; and

WHEREAS, Seller has been making inter-company advances to the Companies to fund their operations since they were formed, and the Companies collectively owe Seller in excess of $2,000,000 as a result of such inter-company advances; and

WHEREAS, upon and subject to the terms and conditions hereinafter set forth, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller eighty percent (80%) of all of Seller’s shares of capital stock in each of the Companies;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Forbearance.  The parties hereto acknowledge and agree that (i) Seller has made advances to or on behalf of ACT and CIMA in excess of $2,000,000, (ii) Seller has committed to continue making inter-company advances to support ACT and CIMA through the close of business on July 16, 1999 as hereinafter provided, and (iii) ACT and CIMA are obligated to repay the aggregate amount of such advances to Seller (collectively, the “Inter-Company Advances”).  Seller hereby agrees to forbear from taking any actions to collect the Inter-Company Advances and from exercising any remedies with respect to the Inter-Company Advances from and after the date of the Closing until the earlier of (A) the second anniversary date of the Closing, or (B) the date ACT secures an aggregate of at least two million seven hundred eightyseven thousand ($2,787,000) dollars in Equity Funding (as hereinafter defined).  In consideration for such forbearance, the Companies covenant and agree as follows:

(a)                                  At the Closing, ACT shall execute and deliver a promissory note to Seller in the amount of one million seven hundred eighty-seven thousand ($1,787,000) dollars (“ACT’s Note”).  Seller agrees to accept ACT’s Note in full payment and satisfaction of the Inter-Company Advances and the terms of ACT’s Note shall include the following: (i) interest shall accrue at a rate of ten (10%) percent per annum, and (ii) all principal and accrued interest shall be due and payable upon the earlier of (A) the second anniversary date of the Closing, or (B) the date ACT receives an aggregate of at least two million seven hundred eighty-seven thousand ($2,787,000) dollars in Equity Funding. For the purposes of this Agreement, the term “Equity Funding” shall include any investment in and/or payment to ACT in exchange for common stock, preferred stock, convertible debt, subordinated debt with attendant conversion options and/or warrants, or any other instrument or certificate with characteristics substantially similar to any of the foregoing; provided, however, that Equity Funding shall not include any bank loan, capitalized lease, sale/leaseback or similar commercial financing.  For the purposes of illustration only, if ACT receives $2,500,000 in Equity Funding six months after the Closing and an additional $287,000 in Equity Funding nine months after the Closing, ACT shall be deemed to have received an aggregate of $2,787,000 in Equity Funding as of the date nine months after the Closing and ACT’s Note will become automatically due and payable in full.  ACT’s Note shall be in a form and substance reasonably acceptable to Buyer and Seller.

(b)                                 ACT agrees to pay Seller fifty percent (50%), up to an aggregate amount of eight million dollars ($8,000,000), of any and all license fees, license maintenance fees, up-front fees, success fees, royalties or milestone payments, minimum annual payments, or other revenues received in connection with sublicenses (however such sublicenses may be characterized) or other agreements relating to the use of ACT’s Intellectual Property, after netting payments made to the University of Massachusetts (“University”) as required under the Exclusive License Agreement between ACT and the University dated April 16, 1996, as amended, such payments to be made when and as such funds are received. For example, if ACT receives a license fee of $100,000, it will be obligated to pay to Seller $41,000 ($100,000 - $18,000 x 50%).  ACT shall not be obligated to make any such payments to Seller in respect of (1) payments made in consideration for the issuance of equity or debt securities of ACT at fair market value, and (2) payments specifically committed to budgeted research or development of such products or services (so-called “sponsored research”).

(c)                                  The Companies hereby grant to Seller a right of first negotiation to acquire any license or any other collaboration or partnering agreement that the Companies (or any one of them) propose to enter into in connection with the development, manufacture, use or sale of Agricultural Products or Services (as defined below) in the avian field (i.e., poultry and other bird species) utilizing the Companies’ Intellectual Property.  ACT or CIMA, as the case may be, shall notify Seller of its intention to enter into such license, collaboration or partnering agreement.  Seller shall then have a period of thirty (30) days to notify the Companies in writing of its willingness to enter into such transaction.  If Seller so notifies the Companies, then Seller and ACT or CIMA shall negotiate in good faith for not more than thirty (30) days.  If, by the end of such thirty (30) day period Seller and ACT or CIMA have not reached agreement, ACT or CIMA, as the case may be, shall be free to enter into such transaction, but only on terms no more favorable to the other party as were offered to Seller.

(d)                                 Subject to the rights previously granted to Cyagra, LLC, a Delaware limited liability company, as of the effective date of this Agreement, the Companies hereby grant to Seller a right of first negotiation to acquire from the Companies an exclusive license to develop, make, use and sell Agricultural Products or Services utilizing any of the Companies’ Intellectual Property.  ACT or CIMA, as the case may be, shall notify Seller of its intention to license such Agricultural Products or Services utilizing the Companies’ Intellectual Property (the “License Notice”).  Seller shall have thirty (30) days from receipt of the License Notice to exercise an option (the “Negotiation Right”) to negotiate with ACT or CIMA for an exclusive license to develop, make, use and sell such Agricultural Products or Services utilizing the Companies’ Intellectual Property (the “Option License”).  In the event that Seller exercises the Negotiation Right pursuant to the preceding sentence, then Seller and ACT or CIMA shall negotiate in good faith for a period of not re more than thirty (30) days the Option License.  If, at the end of such 30-day period, Seller and ACT or CIMA, as the case may be, have not reached agreement on the terms of such Option License, then ACT or CIMA, as the case may be, shall thereafter be free to enter into an agreement with any third party regarding such Agricultural Products or Services utilizing the Companies’ Intellectual Property on terms no more favorable to such third party as were offered to Seller.

(e)                                  The Companies hereby grant to Seller, for the later of 15 years or the date on which all of the Companies’ Patent Rights (as defined below) have expired, the exclusive, worldwide right to market and sell all Agricultural Products or Services in the avian field developed or manufactured by the Companies.  The Companies agree to pay Seller fees to be agreed upon by the parties, after good faith negotiation, for the sale of such products or services; provided, however, that such fees shall be at least as favorable to Seller as the fees provided for in other agreements relating to the sale of other Agricultural Products or Services based on the Companies Intellectual Property.

For purposes of this Agreement “Intellectual Property” means (1) any and all patents and patent applications which are useful, necessary or required for the development, manufacture or production of Agricultural Products or Services owned by or licensed to the Companies as of the date of the Closing, together with reissues, extensions (or other governmental acts which effectively extend the period of exclusivity by the patent holder), substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, divisions, or foreign counterparts of or to the foregoing patent rights, and any patents infringing such patents or by patents issued, if any, from such patent applications (the “Patent Rights”), and (2) the following which are owned or controlled by the Companies and which are useful, necessary or required for the development, manufacture or production of Agricultural Products or Services: confidential information, knowledge and data, included but not limited to inventions (whether patentable or not), trade secrets, ideas, designs, drawings, know-how, processes, techniques and like technical information, as well as any process described within the Patent Rights described herein (all of which are referred to herein as the “Technology”) as of the date of the Closing, together with such Technology that would infringe the Patent Rights.

For purposes of this Agreement “Agricultural Products or Services” means food (i.e., something of nutritional value) or fiber, or products that are intended to be used in, or are useful for, the production of food or fiber, produced or developed by or for animals or of animal origin and the rendering of services that relate to the production or development of such products.  Specifically excluded from the definition of Agricultural Products or Services are “nutraceuticals” (i.e., any food or other preparation intended for oral consumption by humans whose primary function when taken into the human body, (a) services to nourish or build up tissues or supply energy and/or (b) maintains, restores or supports adequate nutritional status or nutritional metabolic function).

2.                                       Purchase of Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Seller:

(a)                                  Two hundred forty thousand (240,000) shares of the Common Stock, .001 par value, of ACT (the “ACT Common Shares”);

(b)                                 Four million (4,000,000) shares of Series A Preferred Stock, .001 par value, of ACT, together with Seller’s rights under that certain Investor’s Rights Agreement dated December 31, 1998, with respect to such shares (collectively, the “ACT Preferred Shares”); and

(c)                                  Seven hundred sixty (760) shares of the Common Stock, $.01 par value, of CIMA (the “CIMA Shares,” and together with the ACT Common Shares and the ACT Preferred Shares, collectively referred to herein as the “Shares”).

3.                                       Purchase Price.  The consideration from Buyer to Seller for the Shares shall be as follows:

(a)                                  At the Closing, Buyer shall execute and deliver its promissory note to Seller in the amount of one million ($1,000,000) dollars (“Buyer’s Note”), the terms of which shall include the following: (i) interest shall accrue at a rate of ten (10%) percent per annum, and (ii) all principal and accrued interest shall be due and payable upon the earlier of (A) the second anniversary date of the Closing, or (B) the date ACT secures an aggregate of at least two million seven hundred eighty-seven thousand ($2,787,000) dollars in Equity Funding; Buyer’s Note shall be in a form and substance reasonably acceptable to Buyer and Seller;

(b)                                 From and after the Closing, Buyer shall use its best efforts to obtain at least two million seven hundred eighty-seven thousand ($2,787,000) dollars of Equity Funding for the benefit of ACT.

UNTIL ACT’S NOTE AND BUYER’S NOTE HAVE BEEN PAID IN FULL, BUYER COVENANTS AND AGREES NOT TO SELL, TRANSFER, PLEDGE, HYPOTHECATE, OR OTHERWISE ENCUMBER THE SHARES.

4.                                       Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Pierce Atwood, One Monument Square, Portland, Maine, at 10:00 a.m. local time on July 29, 1999, or at such other time and place as the parties shall mutually agree (the “Closing Date”).

5.                                       Representations and Warranties of Seller.  Seller represents and warrants the following to Buyer as of the date hereof and as of the Closing:

(a)                                  Ownership of Shares.  Seller is the owner and holder of record of the Shares, free and clear of all liens, liabilities, limitations, restrictions, options, warrants, rights of purchase, security interests, mortgages, pledges and encumbrances of any kind or nature whatsoever, except for a certain lien of Fleet Bank which shall be released at or prior to the Closing but in no event later than July 29, 1999.

(b)                                 Liabilities.  Seller represents and warrants that as of the time of the Closing, neither ACT nor CIMA shall have any liabilities which would be required to be reflected on the balance sheets of ACT and CIMA, respectively, as of the time of the Closing under generally accepted accounting principles, with the exception of liabilities relating to Dr. Stice, Dr. Robl, Infigen Inc. and Trans-Ova, Inc. referred to in paragraph 10(a) below,  and liabilities of CIMA to Dr. Ponce de Leon and the University of Minnesota referred to in paragraph 10(b) below.

6.                                       Representations and Warranties of Buyer.  Buyer represents and warrants the following to Seller as of the date hereof and as of the Closing:

(a)                                  Organization, Power.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and right to enter into and perform this Agreement.

(b)                                 Authority: No Violation.  The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of

Buyer.  This Agreement constitutes legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with its terms and conditions.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance by Buyer with any of the provisions of this Agreement, will:

(i)                                     Result in the breach of any of the terms or conditions of, or constitute a default under, Buyer’s current Articles of Incorporation or Bylaws, or any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which Buyer is now a party or by which Buyer may be bound or affected; or

(ii)                                  Result in a violation by Buyer of any federal, state, or local law, rule, or regulation, or any order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal.

(c)                                  Agreement Not in Breach of Other Instruments.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any of the terms or conditions of, or constitute a default under, any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which Buyer is now a party.

(d)                                 Brokers and Finders.  Neither Buyer nor any of Buyer’s officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

(e)                                  Accredited Investor Status.  BUYER UNDERSTANDS THAT ITS INVESTMENT IN THE COMPANY IS ILLIQUID AND INVOLVES A HIGH DEGREE OF SPECULATIVE RISK.  Buyer is an “accredited investor” (as that term is used in the Securities Act of 1933, as amended (the “Securities Act”) and the Rules and Regulations thereunder).

(f)                                    Independent Investigation; Access.  Buyer, in making the decision to purchase the Shares, has relied upon independent investigations made by Buyer, and Buyer has, prior to any sale to it, been given access and the opportunity to examine all material books and records of the Companies, all material contracts and documents relating to this sale and an opportunity to ask questions of, and to receive answers from, Seller and the Companies concerning the terms and conditions of this safe, and to obtain any additional information to the extent Seller or the Companies possess such information or can acquire it without unreasonable effort or expense.

Buyer has been furnished with all materials relating to the business, finances and operation of the Companies and materials relating to the offer and sale of the Shares that has been requested.  Buyer has received complete and satisfactory answers to any such inquiries.

Notwithstanding any thing to the contrary contained herein, the representations and warranties set forth in this paragraph 6(f) shall become effective at and as of the Closing.

(g)                                 Adequacy of Investigation.  Bayer acknowledges that it is purchasing the Shares after what Buyer deems to be adequate investigation of the business, finances and prospects of the Companies by Buyer.  Notwithstanding anything to the contrary contained herein, the representations and warranties set forth in this paragraph 6(g) shall become effective at and as of the Closing.

(h)                                 No Governmental Recommendation or Approval.  Buyer understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

(i)                                     Shares Not Registered: Indefinite Holding.  Buyer has been advised by Seller, and understands, that Buyer must bear the economic risk of an investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act, and Seller and the Companies are under no obligation to register the Shares.  Therefore, the Shares must be held by Buyer unless they are subsequently registered under the Securities Act or an exemption from such registration is available for the transfer of the Shares.

(j)                                     Purchase for own Account.  Buyer represents that the Shares are being acquired solely for Buyer’s own account for investment and not with a view toward, or for resale in connection with, any “distribution” (as that term is used in the Securities Act and the Rules and Regulations thereunder) of all or any portion thereof.

(k)                                  No Disposition of Shares Without Securities Law Compliance.  Buyer agrees not to subdivide the Shares or to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Shares in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to the Companies and their counsel, to the effect that registration under the Securities Act is not required in respect of such transfer or disposition.

(l)                                     Stop-Transfer and Legends on Certificates.  Buyer further understands that a stop-transfer order will be placed on the stock-transfer books of the Company respecting the certificates evidencing the Shares, and such certificates shall bear, until such time as the Shares, as the case may be, shall have been registered under the Securities Act or shall have been transferred in accordance with such an opinion of counsel, the following legend or one substantially similar thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT

UNDER SAID ACT, OR AN AVAILABLE EXEMPTION THEREUNDER.

plus any legend that may be required under any applicable state law.

(m)                               Reliance on Representations.  Buyer understands that the offer and sale of the Shares are not being registered under any federal or state security laws in reliance on the so-called “private offering” exemption provided by the Securities Act and/or Regulation D promulgated pursuant to the Securities Act and the exemptions provided by Sections 402(b)(l) and (b)(9) of Chapter 110A of the General Laws of Massachusetts, and that Seller is basing its reliance on such exemptions in part on the representations, warranties, statements and agreements contained herein.

7.                                       Conduct Prior to Closing.  Seller covenants and agrees that between the date of this Agreement and the Closing, except as otherwise consented to by Buyer:

(a)                                  Operation of Businesses.  Seller shall not take any action to cause (i) ACT’s and/or CIMA’s businesses to be operated in any manner other than in the ordinary course, consistent with past practices, (ii) any of the assets of ACT or CIMA to be encumbered, sold or otherwise disposed of, except in the ordinary course, and (iii) any distribution of any kind or character for the benefit of the holders of the capital stock of ACT or CIMA to be made or declared.  Furthermore, Seller will not in connection with the Companies, without the prior written consent of Buyer:

(i)                                     grant any increase in the rate of pay of any of the Companies’ employees, grant any increase in the salaries of any of the Companies’ officers, employees or agents, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent except, however, ordinary merit increases not unusual in character or amount made in the ordinary course of the business to employees who are not officers, directors or stockholders;

(ii)                                  enter into any employment contract or collective bargaining agreement;

(iii)                               enter into any contract or commitment or engage in any transaction which is not in the ordinary course of the business or which is inconsistent with past practices;

(iv)                              make, or enter into any contract for, any material capital expenditure or enter into any material lease of capital equipment or real estate;

(v)                                 create, assume, incur or guarantee any indebtedness other than (i) in the ordinary course of the business and with a maturity date of less than one year or (ii) that was incurred pursuant to existing contracts disclosed to Buyer;

(vi)                              except as may otherwise be provided by paragraph 9(b) hereof, make any amendments to or changes in its articles or certificate of incorporation or association or bylaws; or

(vii)                           perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which the Companies are parties.

(b)                                 ACT’s Operating Liabilities.  Seller shall fund all operating liabilities of ACT incurred in the ordinary course of ACT’s business consistent with past practices, including any costs of defending the Infigen Suit (but not funding any settlement or compromise thereof), which are incurred prior to the close of business on July 15, 1999.

(c)                                  Preservation of Business.  Seller shall carry on the Companies’ business diligently and substantially in the same manner as heretofore conducted and shall keep the Companies’ business organizations intact, including its present employees and present relationships with vendors and customers and others having business relations with the Companies.

7-A.                         Transition Matters.

(a) Employees: Benefits.  Buyer and Seller acknowledge that individuals performing work for CIMA and ACT have heretofore been employees of Seller.  Effective as of July 16, 1999, all said individuals performing work for ACT and/or CIMA will be terminated as employees of Seller.  ACT and CIMA, as the case may be, shall thereupon employ said individuals and shall provide all insurance and benefits, including health insurance, except as required by law with respect to so-called COBRA rights of employees.  As of July 16, 1999 said individuals shall be removed from coverages from insurance and other benefit plans heretofore made available as employees of Seller.

(b) Insurance.  ACT and CIMA have been listed as named or additional insureds on insurance policies maintained by Seller.  As of the time of the Closing, ACT and CIMA will be removed as named or additional insureds from insurance policies maintained by Seller, and ACT and CIMA shall be responsible for procuring and maintaining their own insurance, including property, commercial general liability, automobile, workers’ compensation, umbrella, commercial property, boiler & machinery, employer practices liability, director & officer liability, fiduciary, and other insurance, in the sole discretion of ACT and CIMA, employer practices liability, director & officer liability, fiduciary, and other insurance, in the sole discretion of ACT and CIMA.

(c) Bank Accounts.  ACT currently has the following three bank accounts:

(i)                                     KeyBank Account 1903 1400 3012 (a zero-balance account tied into Seller’s other bank accounts);

(ii)                                  KeyBank Account 1903 1400 2030 (the “operating account”); and

(iii)                               Flagship Bank account.

Seller will fund and utilize the account referenced in clause (i) above for checks issued on or before the time of the Closing to pay ACT expenses, and ACT will not independently utilize that account.  After all outstanding checks have cleared, that account will be closed.  The bank accounts referred to in clauses (ii) and (iii) above will, as of the time of the Closing, be solely for use by ACT.

CIMA currently has the following bank account: KeyBank Account 1903 1400 2048.  Seller will fund and utilize said account for checks issued on or before the time of the Closing to pay CIMA expenses, and CIMA will not independently utilize that account.  After all outstanding checks have cleared, that account will be closed.

8.                                       Conditions to Buyer’s Obligation to Close.  The obligation of Buyer to consummate the transaction contemplated hereby is subject to the fulfillment (or waiver by Buyer) prior to or at the Closing of each of the following conditions:

(a)                                  Representations, Warranties and Covenants of Seller.  Seller shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing, and all the representations and warranties of Seller contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

(b)                                 Delivery of Stock Certificates.  Seller shall have delivered to Buyer all stock certificates representing the Shares, accompanied by a stock power assigning and transferring the Shares in accordance with the provisions of this Agreement.

(c)                                  Cyagra.  Seller’s interest in Cyagra, LLC, a Delaware limited liability company, shall have been assigned to ACT in accordance with the Operating Agreement of Cyagra, LLC and the Assignment and Reassignment Agreement attached hereto as Exhibit A.

(d)                                 Cash in Rank Account.  As of the Closing Date, ACT shall have two hundred and eighty-five thousand ($285,000) dollars in its KeyBank checking account (acct. no. 1903 1400 2030).

(e)                                  No Legal Restraints, No statute, rule, regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated hereby.

(f)                                    Capitalization.  Immediately prior to the Closing, (i) Seller shall be the owner and holder of record of all of the capital stock of ACT, and (ii) Seller shall be the owner and holder of record of ninety-five (95%) percent of the capital stock of CIMA.  As of the date of execution of this Agreement, F. Abel Ponce de Leon shall be the owner and holder of record of the remaining five (5%) percent of the capital stock of CIMA.  Except as otherwise disclosed on Schedule 8(f) attached hereto, there shall be no options, warrants, or rights of purchase, conversion or exchange of any kind or nature whatsoever with respect to any of the Companies’ capital stock.

(g)                                 Insurance.  All insurance premiums payable as of the Closing with respect to ACT’s, and CIMA's (if there is such a policy on the date hereof), directors and officers insurance shall have been paid and the Buyer shall have received assurances to its satisfaction that appropriate directors’ and officers’ insurance or other insurance is in place with respect to all or a portion of the liabilities set forth in paragraph 10(a)(iii) or that appropriate claims have been filed with respect to such liabilities.

(h)                                 Taxes.  All tax returns (including information returns) and reports which ACT and CIMA are required to file prior to the Closing pursuant to federal, state, or local law shall have been filed, and all federal, state and local taxes, assessments and other governmental charges owed by ACT or CIMA as of the Closing shall have been paid.

(i)                                     No Material Adverse Change.  There shall have been no material adverse change, actual or threatened, in the Companies’ business (including relationships with customers or vendors for any reason), whether or not covered by insurance, as a result of any cause whatsoever.

(j)                                     Opinion of Counsel.  Buyer shall have received from Pierce Atwood, counsel to Seller, an opinion of such counsel, dated the Closing Date, solely to the effect that this Agreement has been duly authorized by Seller, ACT and CIMA.

(k)                                  No Lawsuits.  No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against Seller not disclosed herein.  No Government shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to Buyer or Seller, or any officer, director, employee or agent of either of them.

(l)                                     Consents.  All consents and approvals necessary to enable Seller, ACT and CIMA to carry out the agreements of each contained herein shall have been obtained.

(m)                                Releases.  Prior to the Closing Date, Seller shall have delivered to Buyer the written release of all Liens relating to the Shares, executed by the holder of or parties to each such Lien.  The releases shall be satisfactory in substance and form to Buyer and its counsel.

(n)                                 Due Diligence.  Buyer shall be satisfied in all respects with the results of its due diligence review of the Seller, the Shares, the Companies and the Companies business condition, including without limitation customer, vendor, and other third person relationships and tort, corporate, product liability, employee benefits, taxation and insurance matters.

9.                                       Condition to Seller’s Obligation to Close.  The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment (or waiver by Seller) prior to or at the Closing of each of the following conditions:

(a)                                  Representations, Warranties and Covenants of Buyer.  Buyer shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing, and all the representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

(b)                                 Board Representation and Pre-Emptive Rights.  All actions shall have been taken which Seller reasonably determines is necessary to guarantee that Seller will, for so long as Seller in the owner and holder of record of any of the Companies’ capital stock, have (i) at least one seat on the board of directors of each of the Companies, and (ii) pre-emptive rights to acquire its pro rata share of any capital stock offered by either of the Companies after the Closing.  Notwithstanding the foregoing, (A) Seller’s rights under the immediately preceding sentence shall terminate with respect to ACT upon the occurrence of either of the following: (I) an initial public offering of ACT’s common stock, or (II) any sale by Buyer of any of the Shares which results in more than fifty percent of ACT’s issued and outstanding capital stock being owned or controlled by a third party which is not an affiliate of Buyer, and (B) Seller’s rights under the immediately preceding sentence shall terminate with respect to CIMA upon the occurrence of either of the following: (I) an initial public offering of CIMA’s common stock, or (II) any sale by Buyer of any of the Shares which results in more than fifty percent of CIMA’s issued and outstanding capital stock being owned or controlled by a third party which is not an affiliate of Buyer shall have the option of requiring that all or a portion of its shares of the applicable Companies’ capital stock be purchased as part of the same transaction, for the same consideration per share, and otherwise on the same terms and conditions, upon which Buyer is selling its shares.

(c)                                  No Legal Restraints.  No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Buyer from consummating the transactions contemplated hereby.

10.                                 Liabilities.

(a)                                  Buyer acknowledges and agrees that immediately after the Closing, the liabilities of ACT shall include the following:

(i)                                     ACT’s Note;

(ii)                                  Any and all liabilities of ACT to Steven L. Stice and James Robl arising before, after, or by reason of the Closing;

(iii)                               Any liability of ACT arising out of Infigen, Inc. v. Advanced Cell Technology, Inc. and Steven L. Stice, No. 98 C 0431 C (W.D. Wisconsin June 19, 1998), and Advanced Cell Technology, Inc. v. Paul Golueke and Infigen, Inc., pending in Worcester, Massachusetts, or the subject matter of either of them (collectively, the “Infigen Suit”); and

(iv)                              Any liability of ACT to Trans-Ova, Inc., up to $213,389 (but excluding regular monthly payments by ACT to Trans-Ova, in the approximate amounts of $7,000-$10,000 per month, accrued through the close of business on July 16, 1999, which will be paid by Seller).

(b)                                 Buyer acknowledges and agrees that immediately after the Closing, the liabilities of CIMA shall include the following:

(i)                                     Any and all liabilities of CIMA to F. Abel Ponce de Leon arising before, after, or by reason of the Closing; and

(c)                                  Any liability of CIMA to the University of Minnesota.

11.                                 Indemnification.

(a)                                  By Seller.  Seller agrees to defend, indemnify and hold Buyer, Buyer’s officers, directors, agents, representatives, subsidiary and parent entities and affiliates and Buyer’s successors and assigns, harmless from and against any claim, liability, expense, loss or other damage (including, without limitation, reasonable attorneys’ fees and expenses) (“Claims”) in respect of any and all Claims resulting from any misrepresentation or breach of warranty or violation of any covenant or agreement made by Seller hereunder, or in any agreement furnished or to be furnished by Seller hereunder.

(b)                                 By Buyer.  Buyer agrees to defend, indemnify and hold Seller, Seller’s officers, directors, agents, representatives, subsidiary and parent entities and affiliates and Seller’s successors and assigns, harmless from and against any Claims in respect of any and all Claims resulting from any misrepresentation or breach of warranty or violation of any covenant or agreement made by Buyer hereunder, or in any agreement furnished or to be furnished by Buyer hereunder.

(c)                                  Indemnification Procedures.

(i)                                     In the event any third party makes a claim or commences any action or proceeding against the Buyer with respect to any matter as to which the Buyer intends to seek indemnification under paragraph 11 (a), or against the Seller with respect to any matter as to which the Seller intends to seek indemnification under paragraph 11(b), the party to be so indemnified (the “Indemnified Party”) shall promptly notify the party from which such indemnification is to be sought (the “Indemnifying Party”) of the existence of such claim or the commencement of such action or proceeding.

(ii)                                  The Indemnifying Party shall be entitled at any time to participate in (but not direct, except as otherwise provided in paragraph 11(c)(iii) below) the defense of any such claim, action, or proceeding with counsel of its own choice, and the parties agree to cooperate fully with one another in connection with the defense and/or settlement thereof.

(iii)                               Subject to the rights of any insurance company under any policy of insurance covering Buyer or Seller with respect to the claim, action, or proceeding in question, Seller and Buyer shall each have the right, upon receipt of notice from the other party of the existence of such claim or the commencement of any such third-party action or proceeding, to undertake and direct the defense of such claim, action, or proceeding at any time by delivering to the other party a written notice of such undertaking. In the event Seller or Buyer, as the case may be, declines to undertake the defense of any such claim, action, or proceeding when first notified thereof, the defending party shall keep the other party advised as to the current status and progress thereof.  The defending party agrees not to make any offer of settlement without first having provided five days’ advance written notice thereof to the other party and obtained the written approval of the other party.  The non-defending party shall be entitled to participate in (but not direct) the defense of any such claim, action or proceeding with counsel of its own choice, and the parties agree to cooperate fully with one another in connection with the defense and/or settlement thereof.  From and after delivery of written notice to undertake the defense of any such claim, action, or proceeding as provided herein, the defending party shall be relieved of the obligation to reimburse the non-defending party for any other legal, accounting, or other out-of-pocket costs and expenses thereafter incurred by the non-defending party with respect to the defense of such claim, action, or proceeding notwithstanding any participation by the non-defending party therein.

12.                                 Survival of Representations and Warranties.  The representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing.

13.                                 Termination If any condition specified in paragraph 8 of this Agreement is not satisfied and such condition is not waived by Buyer, Buyer may terminate this Agreement by giving written notice to Seller at or prior to the Closing Date.  If any condition specified in paragraph 9 of this Agreement is not satisfied and such condition is not waived by Seller, Seller may terminate this Agreement by giving written notice to Buyer at or prior to the Closing Date.  If this Agreement is terminated pursuant to this Section, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the willful breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s willful failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

14.                                 Notices.  Any notice relating in any way to this Agreement and of any of the transactions contemplated hereunder shall be in writing and shall be delivered by hand or sent by facsimile transmission or by national overnight delivery or by Registered or Certified mail addressed as follows:

To Seller:                               Avian Farms, Inc.

285 Kennedy Memorial Drive

Waterville, Maine

Attn: Pichet Laokasem

(Fax: 207-861-3581)

With Copy to:                                                                    James B. Zimpritch, Esq.

Pierce Atwood

One Monument Square

Portland, Maine 04101

(Fax: 207-791-1350)

To Buyer:                                                                                           A.C.T. Group Inc.

One Innovation Drive

Worcester, Massachusetts 01605

Attn: Michael West

(Fax: 508-756-0931)

With Copy to:                                                                    Palmer & Dodge LLP

One Beacon Street

Boston, Massachusetts 02108

Attn:  Michael Lytton

(Fax: 617-227-4420)

Any such notice shall be deemed received the day the delivery is made, if delivered by hand or by facsimile transmission, and the following business day, if delivered by national overnight delivery service or by Registered or Certified mail.  Any party may, by such manner of notice, change the address or substitute persons for notice other than those listed above.

15.                                 Expenses.  Except as otherwise provided herein, each party shall pay its own expenses in connection with the performance of this Agreement.

16.                                 Arbitration.  The parties agree that all controversies, disputes, and claims among the parties arising out of this Agreement, and all questions concerning the validity, interpretation and enforcement of this Agreement, shall be determined by arbitration conducted in accordance with this Section.  Any arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the parties.  For purposes of this Agreement an arbitrator shall not be considered “neutral” if the arbitrator has previously served as an arbitrator for a dispute involving the parties or is a present or former lawyer, employee or consultant of a party or any of its affiliates.  The arbitrator shall be knowledgeable in matters that are the subject of the dispute, and shall not have any current or past substantial business or financial relationships with any party to the arbitration.  Any arbitration under this Agreement shall be initiated by written request of a party.  Copies of any such request shall be served on the other party, and shall specify the issue or issues in dispute and summarize the party’s claim with respect thereto.  Within ten business days after receipt of such a request, authorized representatives of the parties shall confer and attempt to agree upon appointment of a single neutral arbitrator.  If such agreement is not accomplished within 15 business days after receipt of such a request, any party may request the American Arbitration Association (“AAA”) to administer the arbitration and to appoint an arbitrator in accordance with its Commercial Arbitration Rules, which rules shall govern the conduct of the arbitration in the absence of contrary agreement by all parties.  An arbitrator appointed by the AAA shall be a neutral arbitrator, shall be knowledgeable in the matters that are the subject of the dispute, and shall not have any current or past substantial business or financial relationship with either party, all as more fully set forth above.  Any arbitration hereunder shall be conducted in Portland, Maine unless otherwise agreed to by both parties.  Unless otherwise agreed, the arbitrator shall render a decision within ninety (90) days of appointment and shall notify the parties in writing of such decision and the reasons therefor.  Each party shall be responsible for its own costs, including attorneys’ fees, incurred during the arbitration process and for one-half of the cost of the arbitrator.

The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner.  The decision of the arbitrator shall be final and binding upon the parties, and judgment on the award may be entered in any court having jurisdiction.  Nothing in this paragraph 16 shall preclude, or be construed to preclude, the resort by either party to a court of competent jurisdiction solely for the purposes of securing a temporary or preliminary injunction to preserve the status quo or avoid irreparable harm pending arbitration pursuant to this paragraph 16.

17.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and the successors and assigns of each of them.

18.                                 Waiver.  No waiver of any breach of any term hereof shall be effective unless made in writing signed by the party having the right to enforce such breach, and no waiver shall be construed as a waiver of any subsequent breach.  No course of dealing or delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver thereof or otherwise be prejudicial thereto.

19.                                 Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

20.                                 Severability.  No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision hereof, or (b) such provision in any circumstances not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed whenever possible as being consistent with, applicable law.

21.                                 Headings.  The headings to the various paragraphs of this Agreement have been inserted for convenient reference only, and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

22.                                 Construction.  Words of the masculine gender used in this Agreement shall be construed as though they also are used in the feminine gender, where applicable.  Similarly, words used in the singular form shall be construed as though they also are used in the plural form, where applicable.

23.                                 Entire Agreement: Amendment.  This Agreement, and all documents, agreements, schedules, exhibits or certificates prepared in connection herewith, represent the entire understanding and agreement between the parties with respect to the subject matter hereof, supersede all prior agreements or negotiations between such parties, and may be amended, supplemented or modified only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

24.                                 Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Maine.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

AVIAN FARMS, INC.

By:	/s/
Its	C.O.O.

A.C.T. GROUP INC.

By:	/s/ Michael D. West
Its	President

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ Michael D. West
Its	President

CIMA BIOTECHNOLOGY, INC.

By:	/s/
Its	President

WITNESS:	/s/

EXHIBIT A

TO

FORBEARANCE & STOCK PURCHASE AGREEMENT

ASSIGNMENT AND RE-ASSIGNMENT

THIS ASSIGNMENT AND RE-ASSIGNMENT is made as of                , 1999, by and among AVIAN FARMS, INC., a Delaware corporation (“Avian”), and ROBERT H. SAGLIO, as trustee with respect to certain of the membership units of Cyagra, LLC, a Delaware limited liability company, held in trust for the sole benefit of Avian (“Saglio”),

RECITALS

WHEREAS, pursuant to a certain Limited Liability Company Agreement of ACT Agriculture, LLC dated March 26, 1998 (the “Operating Agreement”), 2,200 Class B Membership Units (as defined in the Operating Agreement) were issued to Saglio in trust for the sole benefit of Avian (the “Membership Units”); and

WHEREAS, Saglio wishes to transfer the Membership Units to Avian; and

WHEREAS, after giving effect to such transfer, Avian wishes to transfer the Membership Units to Advanced Cell Technology, a Delaware corporation (“ACT”), which is a wholly owned subsidiary of Avian;

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Saglio, as trustee for the sole benefit of Avian, hereby transfers and assigns all right, title and interest in and to the Membership Units to Avian as a “Permitted Transferee” under the Operating Agreement.

2.                                       After giving effect to paragraph 1 above, Avian hereby transfers and assigns all of right, title and interest in and to the Membership Units to ACT as a “Permitted Transferee” under the Operating Agreement.

This Assignment has been executed and delivered as of the date first set forth above.

AVIAN FARMS, INC.

By:	/s/ [ILLEGIBLE]
Its	C.O.O.

/s/ Robert Saglio
Robert Saglio, Trustee

WITNESS:	/s/ [ILLEGIBLE]

SCHEDULE 8(f)

TO

FORBEARANCE & STOCK PURCHASE AGREEMENT

ACT Stock Ownership Analysis

12/30/98

Class of Stock	Investment	Conv. Price
Series A Prfd. Convertible	$5,000,000	$1.00

					Debt Conversion and Recapitalization as of 12/98
Shareholder	Initial Capitalization		NonVoting Common/Options (1)		Series A Fully Converted	Common Stock Fully Diluted	%
	Common	%

Outstanding:

Avian Farms	3,000,00	100.00%	300,000		5,000,000	5,300,000	53.925%

Options:

Michael West	0	0.00%	1,965,693	(2)	0	1,965,693	20.000%

James Robl	0	0.00%	491,423	(3)	0	491,423	5.000%

Jose Cibelli	0	0.00%	294,854	(2),(3)	0	294,854	3.000%
	0	0.00%	196,569		0	196,569	2.000%

Others

J. Cain	0	0.00%	22,114		0	22,114	0.225%
C. Blackwell	0	0.00%	22,114		0	22,114	0.225%
N. Kieser	0	0.00%	14,743		0	14,473	0.150%
W. Ingels	0	0.00%	2,457		0	2,457	0.025%
E. Malino	0	0.00%	14,743		0	14,743	0.150%
K. Cunniff	0	0.00%	19,657		0	19,657	0.200%
K. Delegge	0	0.00%	9,828		0	9,828	0.100%
Total Others	0	0.00%	105,656	(3)	0	105,656	1.075%

Add’l ISO Pool(4)	0	0.00%	1,474,270	(2)	0	1,474,270	15.000%
Totals	3,000,000	100.00%	4,828,465		5,000,000	9,828,465	100.000%

NOTES

(1)            Upon recapitalization, all outstanding shares of common shall be converted to nonvoting common in a reverse stock split of 10 shares of outstanding common for each new share of nonvoting common.  Upon conversion of all classes of preferred stock with voting rights, the nonvoting common shall obtain voting rights on a one share one vote basis.

(2)            Assumes full exercise of 1998 grant of incentive stock options at $.25 strike price.

(3)            Assumes full exercise of 1997 grants of nonqualified stock options at $.05 strike price.

(4)            Reserved; none granted to date.

Execution Copy

AMENDMENT TO
FORBEARANCE & STOCK PURCHASE AGREEMENT

This Amendment to the Forbearance & Stock Purchase Agreement (the “Amendment”) dated as of December 23, 1999, is entered into by and among AVIAN FARMS, INC., a Delaware corporation with a principal place of business at 295 Kennedy Memorial Drive, Waterville, Maine 04903 (“Seller”), A.C.T. GROUP INC., a Delaware corporation with a principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (“Buyer”), ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation with a principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (“ACT”), and CIMA BIOTECHNOLOGY, INC., a Delaware corporation with a principal place of business at 495 Animal Science/Veterinary Building, 1988 Fitch Ave, University of Minnesota, 55108 (“CIMA,” and together with ACT, collectively referred to herein as the “Companies”).

Whereas, Seller, Buyer and the Companies have entered into that certain Forbearance & Stock Purchase Agreement dated July 16, 1999 (the “Agreement”), and desire to amend the Agreement as provided herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                       Right to Market and Sell Agricultural Products or Services.  Section 1 of the Agreement is hereby amended by deleting existing paragraph (e) in its entirety.

2.                                       Buyer’s Right of First Negotiation.  Section 1 of the Agreement is hereby amended by inserting the following paragraph:

(e)                                  Seller hereby grants to Buyer a right of first negotiation to acquire all or any portion of shares of capital stock of the Companies (the “Interests”) owned by Seller that the Seller proposes to sell, convey, assign or otherwise transfer in any way (hereinafter referred to as a “Sale” or to “Sell”) to any third party.  Seller shall notify Buyer of its intention to Sell its Interests.  Buyer shall then have a period of thirty (30) days to notify the Seller in writing of its willingness to purchase such shares of capital stock upon terms and conditions to be agreed.  If Buyer so notifies Seller, then Buyer (or an affiliate or subsidiary of Buyer) and Seller shall negotiate in good faith for not more than thirty (30) days for the Sale of the Interests to Buyer or its affiliate or subsidiary upon terms and conditions to be agreed.  If, by the end of such thirty (30) day period Buyer (or its affiliate or subsidiary, as the case may be) and Seller have not reached agreement, Seller shall be free to sell such shares of capital stock to such third party, but only on terms no more favorable to such third party as were offered in good faith to Buyer.

3.                                       Closing.  Section 4 of the Agreement is hereby amended by deleting the date “July 29, 1999” and substituting therefor the date “December 23, 1999”.

4.                                       Representations and Warranties of Seller.

(a)                                  Section 5(a) of the Agreement is hereby amended by deleting the date

“July 29, 1999” and substituting therefor the date “December 23, 1999”.

(b)                                 Section 5(b) of the Agreement is hereby amended by inserting the phrase “arising prior to July 16, 1999” following the words “neither ACT nor CIMA shall have any liabilities”.

5.                                       Conditions to Buyer’s Obligation to Close.  Section 8(d) of the Agreement is hereby deleted.

6.                                       Indemnification, Section 11 (a) of the Agreement is hereby amended by inserting the following at the end of said section: “, or any assertion by Origen relating to conflicts of interest, breaches of duties or dual roles of Michael West for Origen and ACT.”

7.                                      Attorney’s Fees; American Motorists Recovery.  The Agreement is hereby amended by adding the following new sections:

“23.                           Seller Counsel’s Attorney’s Fees.  Seller and Buyer acknowledge that ACT and Seller have incurred obligations to Pierce Atwood for fees for legal services rendered and expenses incurred in connection with defense of the Infigen Suit and other ACT matters.  As of December 20, 1999, outstanding attorneys’ fees and expenses were $131,505.88.  On the Closing Date, Seller shall pay Pierce Atwood the sum of $56,741.95 and ACT shall pay Pierce Atwood the sum of $37,336.96, and, within thirty days after the Closing Date, ACT shall pay Pierce Atwood the sum of $37,336.97 in satisfaction of such fees and expenses.  In addition, after the Closing Date, ACT shall pay Pierce Atwood the full amount of any fees and expenses incurred on ACT’s matters from and after December 21, 1999.

24.                                 Buyer Counsel’s Attorney’s Fees, Buyer and ACT acknowledge that Buyer and ACT have incurred obligations to Palmer & Dodge LLP for fees for legal services rendered and expenses incurred in connection with representation of A.C.T. Group Inc. in its negotiations for the purchase of ACT from Avian and representation of ACT in other business matters.  As of November 30, 1999, outstanding attorneys’ fees and expenses were $42,765.43.  On the Closing Date, Buyer and ACT shall pay Palmer & Dodge LLP the sum of $42,765.43 in satisfaction of such fees and expenses.  In addition, after the Closing Date, ACT shall pay Palmer & Dodge LLP the full amount of any fees and expenses incurred on ACT’s matters from and after November 30,1999.

25.                                 American Motorists Recovery.  On September 2, 1999, American Motorists Ins. Co. (“American Motorists”) filed with United States District Court for Western District of Wisconsin a civil action seeking a determination that there was no insurance coverage for the settlement of or attorneys’ fees and expenses incurred in connection with the Infigen suit.  On September 14, 1999, ACT and Avian filed with the United States District Court for the District of Maine a civil action for recovery of fees and expenses incurred by Avian and ACT in defending the Infigen suit.  ACT shall be responsible for payment of any and all legal fees and expenses incurred in defending and prosecuting said civil actions.  Any recovery from American Motorists in such civil actions shall be used first to pay any outstanding legal expenses incurred in connection with such civil actions, second to reimburse ACT for legal fees and expenses paid by ACT after the Closing Date in connection with such civil actions, third to reimburse ACT the

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sum of $20,962.00 for legal expenses paid by ACT to Pierce Atwood on the Closing Date relating to the Infigen suit, and the balance shall be paid to Seller.

8.                                      Severability.  If any provision of this Amendment is deemed to be or becomes invalid, illegal or unenforceable in any respect in any jurisdiction, (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remaining provisions of this Amendment shall continue in force without being impaired or invalidated in any way.

9.                                      Full Force and Effect.  Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

10.                               Section Headings.  The descriptive section headings herein have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

11.                               Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

12.                               Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Maine.

(Remainder of page intentionally blank.]

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IN WITNESS WHEREOF, Seller, Buyer and the Companies have duly executed and delivered this Amendment to the Forbearance & Stock Purchase Agreement as an instrument under seal as of the date first above written.

ADVANCED CELL TECHNOLOGY, INC.		AVIAN FARMS, INC.

By:	/s/ Michael West	By:	/s/ Pichet Laokasem
Name: MICHAEL WEST		Name:	Pichet Laokasem
Title: PRES & CEO		Title:	Chief Operating Officer

CIMA BIOTECHNOLOGY, INC.		A.C.T. GROUP INC.

BY:	/s/ Robert H. Saglio	BY:	/s/ Michael West
Name:	Robert H. Saglio	Name: MICHAEL WEST
Title:	President	Title: PRES.

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Execution Copy

AMENDMENT TO
FORBEARANCE & STOCK PURCHASE AGREEMENT

This Amendment to the Forbearance & Stock Purchase Agreement (the “Amendment”) dated as of December 23,1999, is entered into by and among AVIAN FARMS, INC., a Delaware corporation with a principal place of business at 295 Kennedy Memorial Drive, Waterville, Maine 04903 (“Seller”), A.C.T. GROUP INC., a Delaware corporation with a principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (“Buyer”), ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation with a principal place of business at One Innovation Drive, Worcester, Massachusetts 01605 (“ACT”), and CIMA BIOTECHNOLOGY, INC., a Delaware corporation with a principal place of business at 495 Animal Science/Veterinary Building, 1988 Fitch Ave, University of Minnesota, 55108 (“CIMA,” and together with ACT, collectively referred to herein as the “Companies”).

Whereas, Seller, Buyer and the Companies have entered into that certain Forbearance & Stock Purchase Agreement dated July 16,1999 (the “Agreement”), and desire to amend the Agreement as provided herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                                       Right to Market and Sell Agricultural Products or Services:  Section 1 of the Agreement is hereby amended by deleting existing paragraph (e) in its entirety.

2.                                       Buyer’s Right of First Negotiation.  Section 1 of the Agreement is hereby amended by inserting the following paragraph:

(e)                                  Seller hereby grants to Buyer a right of first negotiation to acquire all or any portion of shares of capital stock of the Companies (the “Interests”) owned by Seller that the Seller proposes to sell, convey, assign or otherwise transfer in any way (hereinafter referred to as a “Sale” or to “Sell”) to any third party.  Seller shall notify Buyer of its intention to Sell its Interests.  Buyer shall then have a period of thirty (30) days to notify the Seller in writing of its willingness to purchase such shares of capital stock upon terms and conditions to be agreed.  If Buyer so notifies Seller, then Buyer (or an affiliate or subsidiary of Buyer) and Seller shall negotiate in good faith for not more than thirty (30) days for the Sale of the Interests to Buyer or its affiliate or subsidiary upon terms and conditions to be agreed.  If, by the end of such thirty (30) day period Buyer (or its affiliate or subsidiary, as the case may be) and Seller have not reached agreement, Seller shall be free to sell such shares of capital stock to such third party, but only on terms no more favorable to such third party as were offered in good faith to Buyer.

3.                                     Closing.  Section 4 of the Agreement is hereby amended by deleting the date “July 29, 1999” and substituting therefor the date “December 23, 1999”.

4.                                     Representations and Warranties of Seller.

(a)                              Section 5(a) of the Agreement is hereby amended by deleting the date

“July 29, 1999” and substituting therefor the date “December 23,1999”.

(b)                                Section 5(b) of the Agreement is hereby amended by inserting the phrase “arising prior to July 16,1999” following the words “neither ACT nor CIMA shall have any liabilities”.

5.                                     Conditions to Buyer’s Obligation to Close.  Section 8(d) of the Agreement Is hereby deleted.

6.                                     Indemnification.  Section 11 (a) of the Agreement is hereby amended by inserting the following at the end of said section: “, or any assertion by Origen relating to conflicts of interest, breaches of duties or dual roles of Michael West for Origen and ACT.”

7.                                     Attorney’s Fees; American Motorists Recovery.  The Agreement is hereby amended by adding the following new sections:

“23.                           Seller Counsel’s Attorney’s Fees.  Seller and Buyer acknowledge that ACT and Seller have incurred obligations to Pierce Atwood for fees for legal services rendered and expenses incurred in connection with defense of the Infigen Suit and other ACT matters.  As of December 20, 1999, outstanding attorneys’ fees and expenses were $131,505.88.  On the Closing Date, Seller shall pay Pierce Atwood the sum of 556,741.95 and ACT shall pay Pierce Atwood the sum of $37,336.96, and, within thirty days after the Closing Date, ACT shall pay Pierce Atwood the sum of $37,336.97 in satisfaction of such fees and expenses.  In addition, after the Closing Date, ACT shall pay Pierce Atwood the full amount of any fees and expenses incurred on ACT’s matters from and after December 21,1999.

24.                                 Buyer Counsel’s Attorney’s Fees.  Buyer and ACT acknowledge that Buyer and ACT have incurred obligations to Palmer & Dodge LLP for fees for legal services rendered and expenses incurred in connection with representation of A.C.T. Group Inc. in its negotiations for the purchase of ACT from Avian and representation of ACT in other business matters.  As of November 30, 1999, outstanding attorneys’ fees and expenses were $42,765.43.  On the Closing Date, Buyer and ACT shall pay Palmer & Dodge LLP the sum of $42,765.43 in satisfaction of such fees and expenses.  In addition, after the Closing Date, ACT shall pay Palmer & Dodge LLP the full amount of any fees and expenses incurred on ACT’s matters from and after November 30, 1999.

25,                                 American Motorists Recovery.  On September 2,1999, American Motorists Ins. Co. (“American Motorists”) filed with United States District Court for Western District of Wisconsin a civil action seeking a determination that there was no insurance coverage for the settlement of or attorneys’ fees and expenses incurred in connection with the Infigen suit.  On September 14, 1999, ACT and Avian filed with the United States District Court for the District of Maine a civil action for recovery of fees and expenses incurred by Avian and ACT in defending the Infigen suit.  ACT shall be responsible for payment of any and all legal fees and expenses incurred in defending and prosecuting said civil actions.  Any recovery from American Motorists in such civil actions shall be used first to pay any outstanding legal expenses incurred in connection with such civil actions, second to reimburse ACT for legal fees and expenses paid by ACT after the Closing Date in connection with such civil actions, third to reimburse ACT the

2

sum of $20,962.00 for legal expenses paid by ACT to Pierce Atwood on the Closing Date relating to the Infigen suit, and the balance shall be paid to Seller.

8.                                     Severability.  If any provision of this Amendment is deemed to be or becomes invalid, illegal or unenforceable in any respect in any jurisdiction, (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable; (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remaining provisions of this Amendment shall continue in force without being impaired or invalidated in any way.

9.                                     Full Force and Effect.  Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

10.                               Section Headings.  The descriptive section headings herein have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

11.                               Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

12.                               Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Stare of Maine.

(Remainder of page intentionally blank,]

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IN WITNESS WHEREOF, Seller, Buyer and the Companies have duly executed and delivered this Amendment to the Forbearance & Stock Purchase Agreement as an instrument under seal as of the date first above written.

ADVANCED CELL TECHNOLOGY, INC.		AVIAN FARMS, INC.

By:	/s/ Michael West	By:	/s/ Pichet Laokasem
Name: MICHAEL WEST		Name:	Pichet Laokasem
Title: PRES & CEO		Title:	Chief Operating Officer

CIMA BIOTECHNOLOGY, INC.		A.C.T. GROUP INC.

BY:	/s/ Robert H. Saglio	BY:	/s/ MICHAEL WEST
Name:	Robert H. Saglio	Name: MICHAEL WEST
Title:	President	Title: PRES.

4